                                                                   Exhibit 10.26

                     KAISER ALUMINUM & CHEMICAL CORPORATION
                           KEY EMPLOYEE RETENTION PLAN
                          (EFFECTIVE SEPTEMBER 3, 2002)

            I.       Purpose

         The purpose of the Plan is to establish a retention program for designated key employees of the Company. The Plan provides retention incentives to certain key salaried employees who are expected to make substantial contributions to the success of the ongoing business and/or the restructuring effort and thereby provides for stability and continuity of operations. The Plan has been approved by the Compensation Committee of the Company and the Boards of
Directors of the Company and the Corporation. The Plan shall supercede and replace the Prior Plan in its entirety.

            II.      Definitions

         "Award" means a retention award granted to a Participant pursuant to a related Retention Agreement. Awards made under the Plan shall be limited to those Awards pursuant to the budget for the Plan approved by the Bankruptcy
Court on September 3, 2002 and any Awards made pursuant to Section VII.

         "Bankruptcy Committees" means the committees consisting of a statutory committee of unsecured creditors ("UCC") and a statutory committee of asbestos claimants ("ACC") , each appointed by the United States trustee for the District of Delaware on February 25, 2002, pursuant to section 1102 of the Bankruptcy
Code, 11 U.S.C. ss.ss. 101-1330.

         "Bankruptcy Court" means the United States Bankruptcy Court for the
District of Delaware presiding over the Company's proceeding commenced on
February 12, 2002 under Chapter 11 of the Bankruptcy Code (11 U.S.C. ss. 1101, et seq.).

         "Base Salary" means, as of the date of grant of any Award under this
Plan, a Participant's annual base salary at a rate not less than his or her annual fixed or base compensation as in effect immediately prior to such date.

         "Board" means the Board of Directors of the Company and/or the
Corporation.

         "Cause" shall have the meaning set forth in a Retention Agreement.

         "CEO" means the Chief Executive Officer of the Company.

         "Committee" means the Compensation Committee of the Board of the
Company. The Committee may delegate any of its powers, duties and responsibilities and any of its discretionary authorities under the Plan to any
Officer.

         "Company" means Kaiser Aluminum & Chemical Corporation.

         "Corporation" means Kaiser Aluminum Corporation.

         "Designated Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section XII hereof to receive the amount, if any, payable under the Plan upon the Participant's death.

         "Disability" or "Disabled" means permanent and total disability as a result of bodily injury, disease or mental disorder which results in the
Participant's entitlement to long term disability benefits under the Kaiser
Aluminum Self-Insured Welfare Plan or the Kaiser Aluminum Salaried Employees
Retirement Plan.

         "Officer" means an officer of the Company.

         "Participant" means any key employee of the Company designated by the
Committee or the CEO to participate in the Plan.

         "Plan" means the Kaiser Aluminum & Chemical Corporation Key Employee
Retention Plan.

         "Prior Plan" means the Kaiser Aluminum & Chemical Corporation Employee
Retention Program (Effective January 15, 2002) and any other agreement, policy or program of the Corporation, the Company or otherwise providing the same or the similar type of benefits available hereunder.

         "Prorating Event" means, except as otherwise set forth in a Retention
Agreement, a Participant's termination of employment due to the Participant's death, Disability or retirement on or after age 62, or the Company's termination of the Participant's employment without Cause.

         "Retention Agreement" means an agreement entered into between the
Company and a Participant providing for participation in the Plan.

         "Vesting Date" means each of September 30, 2002, March 31, 2003,
September 30, 2003 and March 31, 2004, which dates constitute the date or dates on which a Participant will become vested in all or a portion of his or her
Award, except as otherwise provided in a Retention Agreement.

            III.     Eligibility

         Subject to Section VII, Participants in the Plan will be selected from those key employees of the Company whose efforts are expected to contribute materially to the efforts and success of the Company. No employee will be a
Participant until he or she has executed a Retention Agreement. No employee will at any time have the right to be selected as a Participant. Awards made under the Plan are not in lieu of any other benefits a Participant may be entitled to receive from the Company; provided, however, that the Plan supercedes and replaces the Prior Plan in its entirety; and provided, further, that any
Retention Agreement may provide for other offsets under the Plan or any other plan, program or agreement of or with the Corporation or the Company in which a
Participant participates or to which he or she is a party.

            IV.      Administration

         The Plan will be administered by the Committee. Subject to Section VII, and except as otherwise expressly provided herein, full power and authority to construe, interpret, and administer the Plan will be vested in the Committee, including the power to amend or terminate the Plan with the Bankruptcy Court's approval as further described in Section XV.

            V.       Awards; Vesting

         The Company and each Participant will execute a Retention Agreement that sets forth the terms and timing of the grant, vesting and payment of an
Award. Subject to the terms of the Retention Agreement, an Award will be earned by and vested in a Participant based upon continued employment on each Vesting
Date. Awards will not be considered compensation for purposes of the Company's pension and welfare benefit plans, programs and arrangements.

            VI.      Payment of Awards

         Awards earned and vested will become payable as provided in the
Retention Agreement.

            VII.     Discretionary Fund

         In addition to the payments of the Awards reflected in the budget approved by the Bankruptcy Court on September 3, 2002, a Discretionary Fund in
the amount of $1,000,000 is established under the Plan to be available to provide, if the CEO so decides, additional Awards hereunder, on a case-by-case basis, to employees of the Company under circumstances that may arise and that are not otherwise addressed herein. Such payments shall be made in the sole discretion of the CEO to address specific retention issues and may be used for new employees, employees not otherwise covered under the Plan and Participants viewed by the CEO as having a high departure risk. Notwithstanding the foregoing provisions of this Section, if the CEO proposes to use more than $50,000 from the Discretionary Fund to provide an Award to an employee who is a Participant, such Award shall not be made without first obtaining approval of such Award from the Bankruptcy Committees.

            VIII. Termination of Employment

            (a)   Except as otherwise set forth in a Retention Agreement with respect to a Prorating Event, a Participant will be eligible to receive payment of his or her Award only if the Participant is employed by the
      Company on the Vesting Date. In the event of a Participant's termination of employment with the Company for any reason other than a Prorating
      Event, any Award or portion thereof not yet vested will be immediately forfeited.

            (b)   If within ninety (90) days following the payment of any Award, a Participant's employment with the Company is terminated for any reason other than as a result of a Prorating Event, the Participant must immediately return such payment to the Company.

            IX.   Non-Alienation of Benefits

         A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence will be null and void.

            X.       No Claim or Right to Plan Participation

         No employee or other person will have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan will be construed as giving any employee any right to be retained in the employ of the Company.

            XI.      Taxes

         The Company will deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

            XII.     Designation and Change of Beneficiary

         Each Participant may designate one or more persons as the Designated
Beneficiary who will be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation will be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated
Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Committee prior to the Participant's death, and in no event will it be effective as of a date prior to such receipt.

            XIII.    Payments to Persons Other Than the Participant

         If the Committee finds that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment will be a complete discharge of the liability of the Company therefor.

            XIV.     No Liability of Board or Committee Members or Officers

         No member of the Board or the Committee, any Officer, any employee or the CEO will be personally liable by reason of any contract or other instrument related to the Plan executed by such Officer, such employee, the CEO or by such member or on his or her behalf in his or her capacity as a member of the Board or the Committee, nor for any mistake of judgment made in good faith, and the
Company will indemnify and hold harmless each employee, Officer, the CEO or a director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

            XV.      Termination or Amendment of the Plan

         The Plan may only be amended, suspended or terminated upon approval of the Bankruptcy Court. Without limiting the preceding sentence, the Plan may not be amended in any way to reduce the benefits payable hereunder to a Participant or otherwise to impair his or her ability to receive any amount due hereunder, without the prior written consent of the Participant. The Plan will automatically terminate when all benefits payable hereunder have been paid.
Notwithstanding any other provision of this Plan, no new Awards shall be granted after March 31, 2004, including, without limitation, pursuant to Section VII of this Plan.

            XVI.     Establishment of Trust

         A portion of the Company's obligations under the Plan has been secured by the establishment of a trust for the benefit of two Participants, Messrs.
LaDuc and Bonn. Such Participants may be paid the Awards from the trust, but if the trust has insufficient funds, then the balance of the Awards will be paid by the Company.

         The Plan is not intended to be subject to the Employee Retirement
Income Security Act of 1974, as amended.

            XVII.    Governing Law

         The terms of the Plan and all rights thereunder will be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

            XVIII.   Effective Date

         The effective date of the Plan is September 3, 2002.

                                        Kaiser Aluminum & Chemical Corporation

                                        By:  /s/ James E. McAuliffe, Jr.
                                        Name:   James E. McAuliffe, Jr.
                                        Title:  Vice President, Human Resources